Exhibit 99.1

Covidien Chief Financial Officer Charles Dockendorff
to Retire at End of Year

DUBLIN, Ireland - January 27, 2014 - Covidien plc (NYSE: COV) today announced that Charles J. Dockendorff, executive vice president and chief financial officer, has decided to retire from the company at the end of this year.
The company anticipates naming Dockendorff’s successor following a review of candidates, both internal and external. Dockendorff will assist with the search process and plans to serve as an advisor to the company through at least the end of calendar year 2014.
“Chuck’s extraordinary leadership over the last 25 years has contributed directly to our global growth and the value we have created for shareholders,” said José E. Almeida, chairman, president and chief executive officer, Covidien. “We anticipate a seamless transition and are pleased to have the benefit of his experience and counsel during the transition period.”
Dockendorff joined Covidien’s predecessor company Kendall Healthcare Products, the foundation of the Tyco Healthcare business, in 1989 as controller and was named vice president and controller five years later. He was appointed chief financial officer of Tyco Healthcare in 1995, and helped the company grow sales from $600 million in 1995 to more than $10 billion when Covidien was spun off as a separate public company in 2007.

About Covidien
Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien develops, manufactures and sells a diverse range of industry-leading medical device and supply products. With 2013 revenue of $10.2 billion, Covidien has more than 38,000 employees worldwide in more than 70 countries, and its products are sold in over 150 countries. Please visit www.covidien.com to learn more about our business.
Contacts
Peter Lucht                        Coleman Lannum, CFA
Vice President, External Communications        Vice President, Investor Relations
Covidien                        Covidien
508-452-4168                        508-452-4343
peter.lucht@covidien.com                cole.lannum@covidien.com

FORWARD-LOOKING STATEMENTS
Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management's current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to effectively introduce and market new products, keep pace with advances in technology and compete effectively, implementation of healthcare reform in the United States and globally, cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations, rising commodity costs, risk of cyber-attacks, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations and the Foreign Corrupt Practices Act, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, manufacturing or supply chain problems or disruptions, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, risks associated with doing business outside of the United States, foreign currency exchange rates, environmental liabilities and tax legislation and potential tax liabilities. These and other factors are identified and described in more detail in our Annual Report on Form 10-K for the fiscal year ended September 27, 2013, and in subsequent filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.